Exhibit 99.1

CREDIT AND SECURITY AGREEMENT
by and between
CITIZENS BANK, NATIONAL ASSOCIATION
as Bank
and
GSE SYSTEMS, INC.
GSE PERFORMANCE SOLUTIONS, INC.

as Borrower

December 29, 2016

CREDIT AND SECURITY AGREEMENT
THIS CREDIT AND SECURITY AGREEMENT (the "Agreement") is made as of the 29th day of December, 2016, by and between (a) GSE SYSTEMS, INC., a Delaware corporation ("Parent"), and (b) GSE PERFORMANCE SOLUTIONS, INC., a Delaware corporation ("GSE Performance" and jointly and severally with Parent, the "Borrower"), and CITIZENS BANK, NATIONAL ASSOCIATION ("Bank").  Borrower and Bank agree, under seal, as follows:
BACKGROUND
A.  Borrower desires the Bank to make available to it a $5,000,000.00 revolving line of credit (the "RLOC").
B.  Bank is willing to make the RLOC available to Borrower, subject to the terms and conditions hereof.
ARTICLE 1
 DEFINITIONS
Section 1.1.  Definitions.  When used in this Agreement, the following terms shall have the respective meanings set forth below.
1.1.1.   "Accounts Receivable" means all of the accounts receivable of Borrower, in the aggregate, now existing or hereafter created or added, including without limitation "Accounts" as defined in the Uniform Commercial Code of any applicable jurisdiction.
1.1.2.  "Adjusted EBIT" shall mean, for any applicable period of determination, an amount equal to the sum of the Borrower's consolidated net operating income plus non-cash charges (excluding depreciation expense and amortization expense).
1.1.3.  "Advance" means a borrowing under the RLOC in accordance with Section 2.3 hereof or the payment of a draw on a Letter of Credit.
1.1.4.  "Affiliate" means as to any Person, each other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.
1.1.5.  "Agreement" means this Credit and Security Agreement and all Exhibits and Schedules hereto, as each may be amended from time to time.

1.1.6.   "Anti-Terrorism Laws" shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the Trading with the Enemy Act, the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended or replaced).
1.1.7.  "Availability Amount" means as of any date of determination, an amount equal to the sum of (a) the lesser of (i) the RLOC or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances plus the aggregate amount available to be drawn on outstanding Letters of Credit.
1.1.8.   "Bank" means Citizens Bank, National Association, and its successors and assigns pursuant to Section 10.3 hereof.
1.1.9.  "Bank Expenses" are all reasonable and documented out-of-pocket fees, costs, and expenses (including reasonable attorneys' fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Credit Documents (including, without limitation, those incurred in connection with appeals or insolvency proceedings) or otherwise incurred with respect to Borrower.
1.1.10.  "Bank Indebtedness" means all obligations and Indebtedness of Borrower to Bank, whether now or hereafter owing or existing, under (i) the Credit Documents or (ii) any Swap Obligation with the Bank.
1.1.11.  "BB&T Letters of Credit" means those certain letters of credit issued by BB&T on behalf of Borrower which remain outstanding on the Closing Date.
1.1.12.  "Blocked Person" has the meaning given to that term in Section 4.20.
1.1.13.  "Borrower" means, jointly and severally, (a) Parent, (b) GSE Performance and (c) any Person which becomes a Borrower, after the date hereof.
1.1.14.  Borrower Representative" means Parent or any other individual Borrower that the Borrower may designate to Bank, in writing from time to time as the Person authorized to submit a Borrowing Notice on behalf of each Borrower.
1.1.15.  "Borrowing Base" means, as of any date of determination, an amount equal to eighty percent (80%) of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage based on events, conditions, contingencies, or risks which, as determined by Bank in its reasonable discretion, adversely affects or could reasonably be expected to adversely affect Collateral included in the Borrowing Base.
1.1.16.  "Borrowing Base Certificate" is that certain certificate in the form attached hereto as Exhibit C.
1.1.17.  "Borrowing Notice" means the certificate in the form attached hereto as Exhibit A to be delivered by Borrower to Bank.
1.1.18.  "Business Day" has the meaning ascribed to such term in the Pricing Addendum attached hereto.

1.1.19.   "Capital Leases" means any lease with respect to which the obligation for rental payments is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
1.1.20.  "Capital Lease Obligations" means, collectively, all obligations to pay rent or other amounts with respect to a Capital Lease.
1.1.21.  "Closing Date" means December 29, 2016.
1.1.22.  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.
1.1.23.  "Collateral" has the meaning set forth in Section 3.2 hereof.
1.1.24.  "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time and any successor statute.
1.1.25.  "Compliance Certificate" has the meaning specified in Section 8.1.
1.1.26.  "Credit Documents" means this Agreement, the Note, each Guaranty, the Perfection Certificate, the Financing Statement, any Intellectual Property Security Agreement, the Pledge Agreement and any other agreements, documents, instruments and writings hereafter existing, creating, evidencing, guarantying, securing or relating to any of the liabilities of Borrower or Guarantor to the Bank together with all amendments, modifications, renewals or extensions thereof.
1.1.27.  "Default" means an event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time, or both, constitute an Event of Default.
1.1.28.  "Default Rate" has the meaning set forth in Section 2.2 hereof.
1.1.29.  "Distributions" means (i) dividends or payments of any kind in respect of earnings allocated to equity interests in Borrower and (ii) redemptions or repurchases of any such equity interests.
1.1.30.  "Dollars" or "$" means the lawful currency of the United States.

1.1.31.  "Eligible Accounts" means Accounts Receivable which arise in the ordinary course of Borrower's business that meet all of Borrower's representations and warranties in Section 4.23.  Bank reserves the right after consultation with Borrower at any time after the Closing Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank otherwise agrees in writing, Eligible Accounts shall not include the following Accounts Receivable of the Borrower:
(a)  Accounts Receivable for which the Account Debtor is Borrower's Affiliate, officer, employee, or agent;
(b)  Accounts Receivable that the Account Debtor has not paid within sixty (60) days of invoice date regardless of invoice payment period terms;
(c)  Accounts Receivable with credit balances over sixty (60) days from invoice date;
(d)  Accounts Receivable owing from an Account Debtor, fifty percent (50%) or more of whose Accounts Receivable have not been paid within ninety (90) days of invoice date;
(e)  Accounts Receivable owing from an Account Debtor which does not have its principal place of business in the United States;
(f)  Accounts Receivable billed and/or payable outside of the United States (sometimes called foreign invoiced accounts);
(g)  Accounts Receivable owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);
(h)  Accounts Receivable owing from an Account Debtor which is a United States government entity or any department, agency, instrumentality or political subdivision thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940 or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation, as amended;
(i)  Accounts Receivable for demonstration or promotional equipment, or in which goods are consigned, or sold on a "sale guaranteed", "sale or return", "sale on approval", or other terms if Account Debtor's payment may be conditional;
(j)  Accounts Receivable owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);
(k)  Accounts Receivable subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower's failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l)  Accounts Receivable owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor's satisfaction of Borrower's complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);
(m)  Accounts Receivable subject to trust provisions, subrogation rights of a bonding company, a statutory trust, C.O.D. or sight draft payment terms;
(n)  Accounts Receivable owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called "bill and hold" accounts);
(o)  Accounts Receivable for which the Account Debtor has not been invoiced;
(p)  Accounts Receivable that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower's business;
(q)  Accounts Receivable for which Borrower has permitted Account Debtor's payment to extend beyond 90 days;
(r)  Accounts Receivable arising from chargebacks, or other payment deductions taken by an Account Debtor;
(s)  Accounts Receivable arising from product returns and/or exchanges (sometimes called "warranty" or "RMA" accounts);
(t)  Accounts Receivable in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an insolvency proceeding, or becomes insolvent, or goes out of business;
(u)  Accounts Receivable or any portion thereof representing interest, finance charges or commissions;
(v)  Accounts Receivable owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, for the amounts that exceed that percentage;
(w)  Accounts Receivable for which Bank otherwise deems ineligible in the exercise of commercial reasonableness; or
(x)  Accounts Receivable to which Bank's Lien thereon is not a first priority perfected Lien.

1.1.32.  "Environmental Control Statutes" means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.
1.1.33.  "EPA" means the United States Environmental Protection Agency, or any successor thereto.
1.1.34.  "Equity Interests" mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or interests in a limited liability company, any and all partnership interests in a partnership (general or limited), any and all equivalent ownership interests in a Person (other than a corporation, limited liability or partnership) and any and all warrants or options to purchase any of the foregoing.
1.1.35.  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute of similar import, and all rules and regulations with respect thereto in effect from time to time.
1.1.36.  "ERISA Affiliate" means any Person that is a member of any group or organization within the meaning of Code sections 414(b), (c), (m) or (o) of which Borrower is a member.
1.1.37.   "Event of Default" means an event described in Section 9.1 hereof.
1.1.38.  "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
1.1.39.  "Field Examination" is an inspection by the Bank or its designees of the Collateral.
1.1.40.  "Financing Statement" means each UCC-1 financing statement naming each Borrower, as debtor, and Bank, as secured party.
1.1.41.   "GAAP" means generally accepted accounting principles as in effect in the United States of America set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board and in such other statements by such other entity as Bank may reasonably approve, which are applicable in the circumstances as of the date in question; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

1.1.42.  "Guarantor" means (a) Hyperspring, LLC, an Alabama limited liability company, and (b) any Person which becomes a Guarantor, after the date hereof.
1.1.1.  "Guaranty" means any guaranty and suretyship agreement executed and delivered to the Bank by each Guarantor from time to time, as each may be amended from time to time.
1.1.2.   "Hazardous Substance" means petroleum products and items defined in the Environmental Control Statutes as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutant.
1.1.3.  "Hedging Contract" means any rate or currency swap, cap or collar agreement or any other agreement designed to hedge risk with respect to interest rate or currency fluctuations, whether or not pursuant to a Master Agreement.
1.1.4.  "Indebtedness" means:
(a)  all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining indebtedness as shown on the liability side of a balance sheet of such Person as at the date as of which such indebtedness is to be determined;
(b)  to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and
(c)  to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.
1.1.5.   "Intellectual Property Security Agreement" means the Intellectual Property Security Agreement, dated of even date herewith, by Borrower in favor of Bank, as the same may be amended, renewed, replaced, or supplemented from time to time.

1.1.6.  "Interest Coverage Ratio" means for the applicable period of determination, Adjusted EBIT divided by the sum of (a) Letter of Credit Fees paid and (b) accrued interest due on the RLOC.
1.1.7.   "Inventory" means all of the inventory of Borrower, in the aggregate, now existing or hereafter created or added, including without limitation "Inventory" as defined in the Uniform Commercial Code of any applicable jurisdiction.
1.1.8.  "Late Charge" has the meaning set forth in Section 2.2 hereof.
1.1.9.  "Law" means any law (including common law), constitution, statute, treaty, regulation, rule or, ordinance, including the interpretation or administration thereof by any governmental body charged with the enforcement, interpretation or administration thereof, and any opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any governmental body.
1.1.10.  "Letter of Credit" has the meaning set forth in Section 2.1.3. hereof.
1.1.11.  "Letter of Credit Fees" has the meaning set forth in Section 2.1.3. hereof.
1.1.12.   "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction; provided that in no event shall an operating lease in and of itself be deemed a Lien.
1.1.13.  "Loan" means any amount or portion thereof outstanding under the RLOC.
1.1.14.  "Master Agreement" means an ISDA Master Agreement, as in effect from time to time, including all schedules, confirmations and other documents delivered thereunder, pursuant to which the Borrower and the Bank may from time to time hereafter enter into interest rate hedging transactions.
1.1.15.  "Material Adverse Effect" means either singly or in the aggregate, the occurrence of any event, condition, circumstance or proceeding that materially and adversely affects the financial condition or operations of the Borrower, as reasonably determined by Bank.

1.1.16.  "Note" shall mean the revolving line of credit note, dated of even date herewith, of the Borrower payable to the order of the Bank, as the same may be amended, renewed, replaced, or supplemented from time to time, evidencing the RLOC.
1.1.17.  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.
1.1.18.  "Perfection Certificate" means the Perfection Certificate, dated of even date herewith, delivered by Borrower to Bank in connection with this Agreement, as the same may be amended, renewed, replaced, or supplemented from time to time.
1.1.19.  "Person" means an individual, corporation, trust, limited partnership, general partnership, limited liability company or unincorporated association and any government agency, department or political subdivision thereof.
1.1.20.  "Plan" means any pension benefit or welfare benefit plan as defined in sections 3(1), (2) or (3) of ERISA maintained or sponsored by, contributed to, or covering employees of, Borrower or any ERISA Affiliate.
1.1.21.  "Pledge Agreement" means the pledge agreement, dated of even date herewith, made by Parent in favor of Bank in connection with this Agreement, as the same may be amended, renewed, replaced, or supplemented from time to time.
1.1.22.   "Pricing Addendum" means the Pricing Addendum (LIBOR) attached hereto as Exhibit D and incorporated herein by reference, as amended, modified or restated from time to time.
1.1.23.  "Prime Rate" has the meaning ascribed in the Pricing Addendum.
1.1.24.  "Qualified ECP Obligor" means, in respect of any Swap Obligations, Borrower that has total assets exceeding $10,000,000.00 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
1.1.25.  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended from time to time, and any successor thereto.
1.1.26.   "Release" means any spill, leak, emission, discharge, release or the pumping, pouring, emptying, disposing, injecting, escaping, leaching or dumping of a Hazardous Substance.
1.1.27.  "RLOC" has the meaning set forth in the Background of this Agreement.

1.1.28.   "Sanctioned Country" means a county subject to a sanctions program maintained by (i) the U.S. Treasury Department/Office of Foreign Assets Control, (ii) the U.S. Treasury Department/Financial Crimes Enforcement Network, (iii) the U.S. State Department Directorate of Defense Trade Controls, (iv) the U.S. Commerce Department/Bureau of Industry and Security, (v) the U.S. Internal Revenue Service, (vi) the U.S. Justice Department or (vii) the U.S. Securities and Exchange Commission.
1.1.29.   "Shares" of any corporation means any and all shares of capital stock of such corporation of any class or other shares, interests, participation or other equivalents (however designated) in the capital of such corporation.
1.1.30.   "Subsidiary" means any subsidiary entity of a Borrower, whether now existing or hereafter formed.
1.1.31.  "Swap Obligation" means, with respect to any Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of Commodity Exchange Act.
1.1.32.  "Tangible Net Worth" as applied to a Person means all assets of such Person (excluding therefrom the value of General Intangibles) less Total Liabilities of such Person less loans to employees of such Person less loans received from members.
1.1.33.  "Termination Date" means the earlier of (i) December 29, 2019 or (ii) the date on which the RLOC is terminated pursuant to Section 2.4 or Section 9.2 hereof.
1.1.34.  "Total Liabilities" as applied to a Person means all liabilities of such Person, including Capital Leases, reserves for deferred taxes and other deferred amounts appearing on the liabilities side of such Person's balance sheet, but excluding Indebtedness subordinated to the Bank Indebtedness on terms and conditions acceptable to Bank in its sole discretion, all as determined in accordance with GAAP.
1.1.35.  "USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
1.1.36.   "Unused Fee Percentage" means 0.25%.
Section 1.2.  Rules of Construction, Interpretation.
1.2.1.  GAAP.  Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement, shall be defined in accordance with GAAP.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

1.2.2.  Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or that such person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
1.2.3.  Plural / Singular. Except as otherwise provided herein, capitalized terms used in the foregoing definitions or elsewhere in this Agreement that are defined in the singular may also be used in the plural and any such terms which are defined in the plural may also be used in the singular.
1.2.4.  Uniform Commercial Code.  Except as otherwise provided herein, capitalized terms used in the foregoing definitions or elsewhere in this Agreement that are defined in the Uniform Commercial Code, including without limitation, "Accounts," "Account Debtor," "Documents," "Instruments," "General Intangibles," and "Chattel Paper" shall have the respective meanings ascribed to such terms in the Uniform Commercial Code as in effect in the State of Delaware from time to time ("UCC").
ARTICLE 2
 RLOC
Section 2.1.  The RLOC.  From time to time prior to the Termination Date, subject to the provisions below, the Bank shall make Advances to Borrower under the RLOC, which Borrower shall pay and may reborrow, so long as the aggregate amount of Advances outstanding under the RLOC at any one time shall not exceed the Availability Amount.
2.1.1.  Promissory Note.  The indebtedness of the Borrower to the Bank under the RLOC is evidenced by the Note.  The original principal amount of the Note will be the amount of the RLOC; provided, however, that notwithstanding the face amount of  the Note, Borrower's liability under the Note shall be limited at all times to its actual indebtedness, principal, interest and fees, then outstanding hereunder.
2.1.2.  Use of Proceeds.  The RLOC shall be used solely to support the Borrower's short term working capital needs, for the issuance of Letters of Credit and to pay Bank Expenses and other fees, expenses and costs associated with the closing of the RLOC.
2.1.3.  Overadvances.  If, at any time, the sum of the outstanding principal amount of any Advances exceeds the lesser of either the RLOC or the Borrowing Base, Borrower shall immediately (and, in respect of any Overadvance resulting from Bank's exercise of discretion to adjust the Borrowing Base or Eligible Accounts, within three (3) Business Days of Borrower's knowledge thereof) pay to Bank in cash an amount equal to such excess (such excess, an "Overadvance").  Without limiting the Borrower's obligation to repay Bank any Overadvance (other than any Overadvance resulting from Bank's exercise of discretion to adjust the Borrowing Base or Eligible Accounts which are repaid within three (3) Business Days of Borrower's knowledge thereof), Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.1.4.  Letters of Credit.  The Borrower may request that the Bank, in lieu of cash advances under the RLOC, issue standby letters of credit (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an aggregate amount not to exceed the Availability Amount, in no event having expiration dates more than one (1) year after the Termination Date.  The availability of Advances shall be reduced by the face amount of each Letter of Credit issued and outstanding (whether or not drawn).  Each payment by the Bank under a Letter of Credit shall, in the Bank's discretion, constitute an advance of principal under the RLOC and shall be evidenced by the Note.  Upon (a) an Event of Default or Default or (b) the Termination Date, Borrower shall, on demand, deliver to Bank good funds equal to one hundred three percent (103%) of Bank's maximum liability under all outstanding Letters of Credit, to be held as cash collateral for the Borrower's obligations hereunder. The Letters of Credit shall be governed by the terms of this Agreement and by one or more reimbursement agreements, in form and content satisfactory to the Bank, executed by the Borrower in favor of the Bank.  Each request for the issuance of a Letter of Credit must be accompanied by the Borrower's execution of an application on the Bank's standard forms, together with all supporting documentation.  Each Letter of Credit will be issued in the Bank's sole discretion and in a form acceptable to the Bank.  The Borrower shall pay an issuance fee on the face amount of each Letter of Credit upon issuance in an amount equal to one hundred twenty five (125) basis points (1.25%), together with such other customary fees, commissions and expenses therefor as shall be required by the Bank (collectively, the "Letter of Credit Fees").
2.1.5.  Interest and Principal Payments.
(a)  Interest on the outstanding principal amount of the RLOC shall accrue pursuant to the provisions of the Pricing Addendum.  Interest shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days.  Notwithstanding anything contained herein to the contrary, all of the provisions contained in the Pricing Addendum attached hereto shall apply to the RLOC.  In the event that there are any inconsistencies between the terms of this Agreement and the terms contained in the Pricing Addendum attached hereto, the terms contained in the Pricing Addendum shall control.
(b)  Commencing on the first Interest Payment Date after the date of the initial Advance and on each consecutive Interest Payment Date thereafter, a payment shall be made to Bank equal to the sum of accrued interest on the outstanding principal balance of the RLOC.
(c)  The entire unpaid principal amount of the RLOC, together with accrued and unpaid interest thereon and all other amounts payable in connection with the RLOC, shall be due and payable in full on the Termination Date.
All capitalized terms used in this Section 2.1.5 and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Pricing Addendum.

Section 2.2.  Late Charge and Default Rate.  Notwithstanding the foregoing, if the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Agreement or the Note within ten (10) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to five percent (5.0%) of the amount of such payment (the "Late Charge").  Such ten (10) day period shall not be construed in any way to extend the due date of any such payment.  Upon maturity, whether by acceleration, demand or otherwise, and at the Bank's option upon the occurrence of any Event of Default and during the continuance thereof, the Note shall bear interest at a rate that shall be four percentage points (4.0%) in excess of the interest rate in effect from time to time under the Note but not more than the maximum rate allowed by law (the "Default Rate").  The Default Rate shall continue to apply whether or not judgment shall be entered on this Agreement or the Note.  Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank's exercise of any rights and remedies hereunder, under the other Credit Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ.  In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default.  The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.
Section 2.3.  Advances.
2.3.1.  Borrower shall give the Bank prior written notice not later than two o'clock (2:00) p.m., on the second Business Day prior to the date of an Advance.  Any such notice shall be in the form of the Borrowing Notice, shall be certified by the Borrower Representative, and shall set forth the aggregate amount of the requested Advance, which shall be in multiples of $5,000.00 but not less than the lesser of $25,000.00 or the unborrowed balance of the RLOC; provided, however, if Borrower and Bank enter into a cash management agreement related to the RLOC, and if any terms of this Agreement related to advance procedure conflict with the terms of such cash management agreement, the terms of such cash management system shall govern.
2.3.2.  Upon receiving a request for an Advance in accordance with Subsection 2.3.1 above, the Bank shall, upon approval of such request, promptly make the requested Advance available to Borrower (A) by crediting such amount to Borrower's deposit account with the Bank on the day of the requested Advance, or (B) otherwise in accordance with such instructions as have been provided by Borrower to the Bank with sufficient notice to permit the Bank, in accordance with standard banking practices, to timely comply with such instructions.
2.3.3.  Each request for an Advance pursuant to this Section 2.3 shall be irrevocable and binding on the Borrower.  With respect to any Advance, Borrower shall indemnify the Bank against any loss, cost or expense incurred by the Bank as a result of any failure to fulfill on or before the date specified in such request for an Advance the applicable conditions set forth in Article 5, including, without limitation, any loss (including loss of margin and anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund the Advance when such Advance, as a result of such failure, is not made on such date, as calculated by the Bank.

Section 2.4.  Termination of RLOC.  Pursuant to Section 9.2 hereof, the Bank shall have the right to terminate the RLOC upon the occurrence of any Event of Default hereunder.  Otherwise, the RLOC shall terminate on the Termination Date.  Upon termination of the RLOC, the Bank shall not be obligated to make any Advances.
Section 2.5.  Prepayment; Repayment.  Borrower may prepay the outstanding principal balance under the RLOC at any time without premium or penalty, provided that (i) Borrower shall comply with the prepayment provisions set forth in the Pricing Addendum attached hereto and (ii) prepayments of all or any portion of the RLOC prior to the Termination Date shall not reduce the RLOC commitment amount and may be re-borrowed.
Section 2.6.  Payments; Application.  All payments of principal, interest, fees and other amounts due hereunder, including any prepayments thereof, shall be made by Borrower to the Bank in immediately available funds before twelve o'clock (12:00) noon on any Business Day at the office of the Bank set forth in Section 10.9 hereof or to such other office or location as the Bank from time to time so notifies Borrower.  Borrower hereby authorizes the Bank to charge any account maintained by Borrower with the Bank from time to time for all payments of principal, interest, fees and costs when due hereunder.  Any and all payments on account of the RLOC will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Credit Documents, in such order as Bank, in its discretion, elects.  If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state, provincial or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.
Section 2.7.  Fees.  Borrower shall pay to Bank:
2.7.1.  Unused Fee.  An unused RLOC fee equal to the Unused Fee Percentage of the unused RLOC based on the daily average amount equal to the difference between (i) the maximum committed amount of the RLOC and (ii) the aggregate outstanding principal balance of the RLOC and the aggregate amount available to be drawn on Letters of Credit; such fee shall be paid quarterly in arrears.
2.7.2.  Bank Expenses.  All Bank Expenses incurred through and after the date hereof are due on demand.

Section 2.8.  Hedging of Rate.  Provided that the Borrower has delivered to the Bank evidence that the Borrower constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder, the Borrower shall have the right to hedge the floating interest expense of the Loan by maintaining one or more Hedging Contracts with the Bank (or with another financial institution approved by the Bank in writing) in an aggregate notational amount equal to the principal balance of the Loan when the hedge is executed and providing for a fixed rate acceptable to the Bank, with the Borrower making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the Loan, all upon terms and subject to such conditions as shall be acceptable to the Bank, with Borrower making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the Loan, all upon terms and subject to such conditions as shall be acceptable to the Bank (or if such transaction is with another financial institution, all upon terms and subject to such conditions as shall be approved by the Bank in writing).  Any prepayment, acceleration, reduction, increase or any change in the terms of the Loan will not alter the notional amount of any such Hedging Contracts or otherwise affect the Borrower's obligation to continue making payments under any such Hedging Contracts, which will remain in full force and effect notwithstanding any such prepayment, acceleration, reduction, increase or change, subject to the terms of such Hedging Contracts.
ARTICLE 3
 SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL
Section 3.1.  Security.  As security for the full and timely payment and performance of all Bank Indebtedness, Borrower hereby assigns and grants to Bank, as secured party, a continuing lien on and security interest in all of the following, whether now existing or hereafter acquired, including the proceeds thereof:
3.1.1.  All of Borrower's present and future Accounts, deposit accounts, contract rights, Chattel Paper, Investment Property, electronic Chattel Paper, Instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall have given or may give rise to any of the foregoing, (ii) all of Borrower's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set‑off, detinue, replevin and reclamation, (iii) all General Intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choose‑in‑action, claims and judgments, (vi) all proceeds of any policies of insurance on Borrower's accounts receivable, (vii) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (viii) all products and proceeds of any of the foregoing.
3.1.2.  All of Borrower's present and future Inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work‑in‑process, finished goods and goods used or consumed in Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by Borrower and all products and proceeds of any of the foregoing.

3.1.3.  All of Borrower's present and future General Intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, trade names, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know‑how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.
3.1.4.  All of Borrower's present and future machinery, Equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.
3.1.5.  All of Borrower's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of Borrower or any service bureau.
3.1.6.  All letters of credit now existing or hereafter issued naming Borrower as a beneficiary or assigned to Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.
3.1.7.  All deposits, deposit accounts, funds, instruments, documents, policies and certificates of insurance, securities, chattel paper and other assets of Borrower or in which Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to Borrower or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of Borrower in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

Section 3.2.  General.  The collateral described above in Section 3.1 is collectively referred to herein as the "Collateral".  The above‑described security interests, assignments, and liens shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been paid, and the Bank has no agreement or commitment outstanding pursuant to which the Bank may extend credit to or on behalf of Borrower.  IT IS THE EXPRESS INTENT OF THE BORROWER THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE CREDIT DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF BORROWER TO BANK.  Notwithstanding the above, the "Collateral" shall not include any of the following: (i) any General Intangible, lease, license, contract or agreement to which any Borrower  is a party, and any of its rights or interests thereunder, only and solely to the extent that a security interest therein is prohibited by or in violation of any material (x) applicable Law, or (y) term, provision or condition of any such General Intangible, lease, license, contract or agreement (unless in each case, such applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity), (ii) any fixed or capital assets (including equipment) owned by any Borrower that is subject to a purchase money lien or a Capital Lease Obligation permitted hereunder, if (but only to the extent that and only for so long as such purchase money Indebtedness or capital lease restricts the granting of a Lien therein to Bank) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in the related purchase money or capital lease documentation which is permitted hereunder (unless any required consents shall have been obtained), (iii) any monies, checks, securities or other items on deposit or otherwise held in deposit accounts or trust accounts specifically and exclusively used for payroll, payroll taxes, deferred compensation and other employee wage and benefit payments to or for the direct benefit of such Borrower's employees, and (iv) more than sixty-six and two thirds percent (66 2/3%) of the Equity Interests of each Issuer (as defined in the Pledge Agreement) that is a "controlled foreign corporation" within the meaning of Section 957(a) of the Code directly held and owned by Parent, if the grant of a security interest in excess of such percentage to secure the Bank Indebtedness would cause material adverse tax consequences for the Parent; provided, however, that the foregoing shall cease to be treated as excluded (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of any General Intangible, lease, license, contract or agreement not subject to the prohibitions specified in (x) or (y) above.
ARTICLE 4
 REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants on the Closing Date and on the date of each Borrowing Notice, as follows:
Section 4.1.  Organization; Good Standing; Qualification.  Borrower is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  Borrower has full power and authority to execute, deliver and comply with the Credit Documents and to carry on its business as it is now being conducted.  Borrower is duly licensed or qualified as an entity in any jurisdiction where the failure to be so qualified would, individually or in the aggregate, be expected to have a Material Adverse Effect.
Section 4.2.  Licenses.  Borrower and its respective employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable Borrower to own and operate its business and perform all services and business that Borrower has agreed to perform in any state, municipality or other jurisdiction, and the same are valid, binding and enforceable without any adverse limitations thereon, except where the failure to have any or all such licenses, registrations, approvals or other authority would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

Section 4.3.  Investments.  Borrower does not own any Shares or other equity interests, or have any other investment, in any Person, directly or indirectly, other than another Borrower or a Subsidiary.
Section 4.4.  Accuracy of Information; Full Disclosure.
4.4.1.  All financial information furnished to Bank concerning the Borrower in accordance with the terms of the Agreement, have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition of Borrower as of the dates and for the periods covered and there has been no material adverse change in the financial condition or business of Borrower considered as a whole from the date of such statements to the date hereof; and
4.4.2.  All financial statements and other documents furnished by Borrower to the Bank in connection with this Agreement did not contain any untrue statement of material fact, or omit to state a material fact necessary in order to make the statements contained therein not misleading, as of the date such information was furnished; and
4.4.3.  Borrower has disclosed to the Bank in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of Borrower and its Affiliates considered as a whole, or Borrower's ability to perform its obligations under this Agreement and the other Credit Documents.
Section 4.5.  Pending Litigation or Proceedings.  There are no judgments outstanding or actions, suits or proceedings pending or, to Borrower's knowledge, threatened against or affecting Borrower or its Affiliates, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.
Section 4.6.  Due Authorization; No Legal Restrictions.  Borrower has the power and authority under the laws of the jurisdiction of its formation and under its organizational documents, to enter into and perform this Agreement, the Note, the other Credit Documents and other agreements and documents required hereunder and to which it is a party.  The execution and delivery by Borrower of the Credit Documents to which it is a party, the consummation of the transactions contemplated by the Credit Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Credit Documents:  (a)  have been duly authorized by all requisite action of Borrower and its directors and shareholders; (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower's organizational documents, or any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

Section 4.7.  Enforceability.  The Credit Documents have been duly executed by Borrower and delivered to Bank and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.
Section 4.8.  Compliance with Laws, Agreements, Other Obligations, Orders or Governmental Regulations.  Borrower is not in default of its organizational documents.  Borrower has not been declared in default of the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued, and Borrower is not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected, in each case that could, individually or in the aggregate, be expected to have a Material Adverse Effect.
Section 4.9.  Governmental Consents, No Violations of Laws or Agreements.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of the Credit Documents or the consummation of the transactions contemplated thereby, other than the filings required to perfect the Bank's security interests.
Section 4.10.  Taxes.  Borrower has filed all tax returns which it is required to file, if any, and has paid, or made provision for the payment of, all taxes which have or may have become due so that no Material Adverse Effect shall result from the nonpayment of taxes.  Such tax returns are complete and accurate in all respects.  Borrower has no knowledge of any proposed additional assessment or basis for any assessment of additional taxes.
Section 4.11.  Title to Collateral.  The Collateral is and will be owned by Borrower free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only Liens in favor of the Bank.  Borrower will defend the Collateral against any claims of all persons or entities.
Section 4.12.  Names/Addresses.  During the past five (5) years, Borrower has not been known by any names (including trade names) other than the names set forth in this Agreement and the Perfection Certificate.  The Collateral is located at the specified address(es) set forth in the Perfection Certificate.  The portions of the Collateral which are tangible property and Borrower's books and records pertaining thereto will at all times be located at the specified address(es) set forth in the Perfection Certificate; or such other location determined by Borrower after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records.  Section 10.9 identifies the chief executive office of Borrower.
Section 4.13.  Current Compliance.  Borrower is in compliance with all of the terms and conditions of the Credit Documents.

Section 4.14.  Leases and Contracts.  Borrower has complied with the provisions of all leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder, except to the extent such noncompliance is not reasonably likely to have a Material Adverse Effect.  To Borrower's knowledge, no other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.
Section 4.15.  Intellectual Property.  Borrower owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate its respective properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.
Section 4.16.  Business Interruptions.  Within five (5) years prior to the date hereof, neither the business, Collateral nor operations of Borrower or its Affiliates have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America or any state or local government, or any political subdivision or agency thereof, directed against Borrower.  There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrower or its Affiliates.
Section 4.17.  ERISA.  To Borrower's knowledge, Borrower is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder:
4.17.1.  Borrower does not maintain or contribute to nor has Borrower maintained or contributed to any multiemployer plan (as defined in section 4001 of ERISA) under which Borrower or any ERISA Affiliate could have any withdrawal liability;
4.17.2.  Borrower does not sponsor or maintain any Plan under which there is an accumulated funding deficiency within the meaning of section 412 of the Code, whether or not waived;
4.17.3.  The aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by Borrower (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan;
4.17.4.  The aggregate liability of Borrower arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect on Borrower; and

4.17.5.  There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of Borrower under any plan, program or arrangement providing post-retirement life or health benefits.
To Borrower's knowledge, the foregoing is true and correct with respect to any ERISA Affiliate.
Section 4.18.  No Extension of Credit for Securities.  Borrower is not now, nor at any time has it been engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit, for the purpose of purchasing or carrying any "margin stock" or "margin securities" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System; nor will the proceeds of the RLOC be used by Borrower directly or indirectly, for such purposes.
Section 4.19.  Hazardous Wastes, Substances and Petroleum Products.
4.19.1.  Borrower (i) has received all permits and filed all notifications required by the Environmental Control Statutes to carry on its respective business(es); and (ii) is in material compliance with all Environmental Control Statutes.
4.19.2.  Borrower has given any written or oral notice required to the appropriate United States federal, state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by Borrower or used in connection with the conduct of its business and operations.
4.19.3.  Borrower has not received notice that it is potentially responsible for clean-up, remediation, costs of clean-up or remediation, fines or penalties with respect to any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute.
Section 4.20.  Anti-Terrorism Laws.
4.20.1.  Neither Borrower nor any Affiliate of Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.  Neither Borrower nor any Affiliate of Borrower has any of its assets in any Sanctioned Country or does business in or with, nor derives any of its operating income from investments in or transactions with, any Sanctioned Country.
4.20.2.  Neither Borrower nor any Affiliate of Borrower or their respective agents acting or benefiting in any capacity in connection with the RLOC or other transactions hereunder, is any of the following (each a "Blocked Person"):
(a)  a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(b)  a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(c)  a Person or entity with which Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(d)  a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;
(e)  a Person or entity that is named as a "specially designated national" on the most current list published by the U.S.  Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or
(f)  a Person or entity who is affiliated or affiliated with a person or entity listed above.
Neither Borrower or to the knowledge of Borrower, any of its or their agents acting in any capacity in connection with the Loan or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.
Section 4.21.  Foreign Corrupt Practices Act.  No part of the proceeds of the RLOC will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Section 4.22.  Investment Company Act.  Borrower is not directly or indirectly controlled by or acting on behalf of any person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
Section 4.23.  Accounts Receivable.    For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's books and records are genuine and in all respects what they purport to be.  Bank may individually notify any individual Account Debtor owing Borrower money of Bank's security interest in such funds.  All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent insolvency proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate.  To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

Section 4.24.  Accuracy of Representations and Warranties.  No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading, in light of the circumstances under which it was made.  There is no fact which Borrower knows or should know and has not disclosed to Bank, which does or may materially and adversely affect Borrower or any of Borrower's operations.
ARTICLE 5
 CONDITIONS
Section 5.1.  First Advance.  The obligation of the Bank to make the first Advance of the RLOC shall be subject to the Bank's receipt of the following documents, each in form and substance satisfactory to the Bank:
5.1.1.  Delivery of Credit Documents.  The Credit Documents shall  have been properly executed, as applicable, and delivered to the Bank.  The Financing Statements and any other documents intended to be placed or recorded shall have been duly recorded or filed in the appropriate public offices.
5.1.2.  Organizational and Authorization Documents.  Certified copies of the organizational documents of Borrower and consents authorizing the execution, delivery and performance of the Credit Documents by Borrower and Guarantor.
5.1.3.  Certificates of Good Standing.  Certificate of good standing issued by the jurisdiction of formation for Borrower.
5.1.4.  Opinion of Counsel.  Opinion of counsel for Borrower, in form and substance satisfactory to the Bank.
5.1.5.  Insurance.  Certificates of insurance and evidence of lender loss payee endorsements in favor of the Bank with respect to all of the Borrower's fire, casualty, liability and other insurance covering its respective property and business required under Section 6.12 hereof.
5.1.6.  Borrowing Notice.  A completed Borrowing Notice required under Subsection 2.3.1 hereof and any other documents or information reasonably required by the Bank in connection therewith.
5.1.7.  Searches.  Uniform Commercial Code, tax, judgment, litigation, bankruptcy, intellectual property and lien searches against Borrower in those offices and jurisdictions as the Bank shall reasonably request.
5.1.8.  Fees.  The payment of the fees and Bank Expenses described in Section 2.7 due and owing.

5.1.9.  Reserved.
5.1.10.  Borrowing Base Certificate.  The Borrowing Base Certificate and supporting documentation required by Bank, including accounts receivable aging report and accounts payable aging report, shall have been duly executed and delivered to the Bank.
5.1.11.  Other Documents.  Such additional documents as the Bank reasonably may request, including, but not limited to, the items set forth on the closing checklist attached hereto as Exhibit B.
Section 5.2.  Subsequent Advances.  The obligation of the Bank to make additional Advances shall be subject to the Borrower's satisfaction of the following conditions:
5.2.1.  All applicable conditions of this Agreement, including, but not limited to, the conditions of the preceding Section 5.1 shall continue to be met;
5.2.2.  Borrower shall provide Bank with evidence that the BB&T Letters of Credit have been terminated or will be terminated simultaneously with the making of such Advance; and
5.2.3.   Borrower shall provide Bank with a completed Borrowing Notice required under Subsection 2.3.1 hereof and such other information and documentation reasonably requested by the Bank.
Section 5.3.  Additional Condition to the Bank's Obligations.  It shall be a condition to the Bank's obligation hereunder to make any Advance, that no Default or Event of Default shall have occurred, or be caused by such Advance or issuance.
ARTICLE 6
 GENERAL COVENANTS
Borrower covenants and agrees that so long as the RLOC or any Bank Indebtedness is outstanding, Borrower will perform and comply with the following covenants:
Section 6.1.  Payment of Principal, Interest and Other Amounts Due.  Borrower will pay when due all Indebtedness owed to the Bank and all other amounts payable by it hereunder.
Section 6.2.  Limitation on Sale and Leaseback.  Borrower will not enter into any arrangement whereby it will sell or transfer any real property or improvements thereon owned by it and then or thereafter rent or lease as lessee such property, improvements or any part thereof, which Borrower shall intend to use for substantially the same purposes as the property sold or transferred.
Section 6.3.  Limitation on Indebtedness.  Borrower will not have at any time outstanding to any Person other than Bank, any Indebtedness for borrowed money, Indebtedness under Capital Leases or any outstanding letters of credit (except the Letters of Credit), except as set forth on Schedule 6.3 attached hereto and made a part hereof.

Section 6.4.  Investments and Loans.  Borrower will not have or make (a) any investments in all or a material portion of the capital stock or securities of any Person (other than another Borrower), or (b) any loans, advances or extensions of credit to any Person (other than another Borrower).
Section 6.5.  Guaranties.  Except as set forth on Schedule 6.5 attached hereto and made a part hereof, Borrower shall not guarantee, endorse (other than for collection or deposit in the ordinary course of business), enter into sales with recourse or for less than the face value or agreements (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person.
Section 6.6.  Disposition of Assets.  Borrower will not sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for (a) sales of (i) inventory in the ordinary course for fair consideration, (ii) obsolete furniture, fixtures or equipment and (iii) non‑obsolete furniture, fixtures or equipment, provided such non‑obsolete furniture, fixtures or equipment is replaced with furniture, fixtures or equipment of equal or greater value or function, and (b) sales and leases back of personal property.
Section 6.7.  Merger; Consolidation; Business Acquisitions.  Borrower will not merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, or permit any Person to merge into it.
Section 6.8.  Taxes; Claims for Labor and Materials.  Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets; provided that Borrower shall not be required to pay any such tax (other than real estate taxes which must be paid regardless of challenge), assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and it shall have set aside on its books adequate reserves with respect thereto.
Section 6.9.  Liens.  Borrower will not create, incur or permit to exist any Lien of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on the Collateral or any of its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except in favor of Bank and except as set forth on Schedule 6.9 attached hereto and made a part hereof.
Borrower shall not enter into any agreement with any other Person which shall prohibit Borrower from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of Borrower to grant, create or suffer to exist, any Lien, upon or with respect to any Collateral in favor of the Bank.
Except for Letters of Credit, Borrower will not apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by Borrower.

Section 6.10.  Existence; Approvals; Qualification; Business Operations; Compliance with Laws; Notification.
6.10.1.  Borrower (i) will obtain, preserve and keep in full force and effect (A) its separate existence and (B) all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs, the absence of which could result in a Material Adverse Effect; (ii) will qualify and remain qualified as a foreign entity in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (iii) will continue to engage in its present business substantially as presently conducted; and (iv) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.
6.10.2.  With respect to any Environmental Control Statute, Borrower will immediately notify Bank when, in connection with the conduct of the Borrower's business or operations, any Person (including, without limitation, any United States federal, state or local agency) provides oral or written notification to Borrower, or Borrower otherwise becomes aware, of a condition with regard to an actual or imminently threatened Release of Hazardous Substances which could reasonably be expected to have a Material Adverse Effect; and notify Bank in detail immediately upon the receipt by Borrower or any Affiliate of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with, failure to perform, breach, violation or default under any such statutes or regulations which could reasonably be expected to have a Material Adverse Effect or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a failure to breach, violation or default.
Section 6.11.  Maintenance of Properties, Intellectual Property.
6.11.1.  Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.
6.11.2.  With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing which are material to Borrower's business, Borrower shall maintain and protect the same and shall take and assert any and all remedies available to Borrower to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

6.11.3.  Borrower will notify Bank promptly of the filing of any patent or trademark application, whether domestic or foreign, by Borrower, the grant of any patent or trademark, whether domestic or foreign, to Borrower or Borrower's intent to abandon a patent or trademark.
6.11.4.  Borrower will, if requested by Bank, (i) execute and deliver to Bank assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other General Intangibles owned by Borrower; (ii) furnish Bank with evidence satisfactory to Bank that all actions necessary to maintain and protect each trademark and patent owned by Borrower or its employees have been taken in a timely manner; and (iii) execute and deliver to Bank an agreement permitting Bank to exercise all of Borrower's rights in, to and under any patent or trademark owned by Borrower or any of its employees.
Section 6.12.  Insurance.
6.12.1.  Borrower will carry adequate insurance issued by an insurer acceptable to Bank in its reasonable discretion, in amounts acceptable to Bank (at least adequate to comply with any co‑insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be reasonably required by Bank, and in addition, will carry business interruption insurance in such amounts as may be reasonably required by Bank and flood insurance, if required by Bank.  In the case of insurance on any of the Collateral, Borrower shall carry insurance in the full insurable value thereof and cause Bank to be named as loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage.
6.12.2.  Borrower shall cause to be delivered to Bank the insurance policies required hereby or in the alternative, certificates of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, certificates of insurance evidencing the renewal of such insurance and payment of the premiums therefor.  Borrower shall direct all insurers that in the event of any loss thereunder involving any of the Collateral or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Borrower and Bank jointly.
6.12.3.  In the event of any loss, Borrower will give Bank immediate notice thereof and Bank may make proof of loss if the same is not done promptly by Borrower.  In such case, Bank is granted a power of attorney by Borrower with full power of substitution to file any proof of loss in Borrower's or Bank's name, to endorse Borrower's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

6.12.4.  Bank, at its option, may (i) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Bank Indebtedness, or (ii) disburse all or any part of such insurance proceeds to or for the benefit of Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement.  Any deficiency thereon shall be paid by the Borrower to Bank upon demand.  Borrower shall not take out any insurance without having Bank named as lender/loss payee or additional insured thereon.  Borrower shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.  If permitted by Bank, Borrower may use the insurance proceeds, provided that:  (a) Borrower confirms to Bank in writing that it intends to continue its business operations and has business interruption insurance in effect as required under this Section 6.12, which business interruption insurance provides for the payment of proceeds in amounts which, together with other funds available to Borrower, are sufficient to meet Borrower's ongoing business needs and to pay Borrower's existing and anticipated debts as they mature, (b) Borrower submits to Bank its business plan for operations after such casualty loss, which plan must be in form and content reasonably satisfactory to Bank, (c) Bank will hold such insurance proceeds and will disburse such proceeds upon receipt by Bank of evidence satisfactory to Bank that such proceeds will be used to repair or purchase equipment and inventory as required above, (d) disbursement of proceeds will be in compliance with such procedures as Bank may require, e.g. checks payable to the equipment vendor or inventory supplier, (e) no Event of Default, or Default has occurred, and (f) such loss does not occur within three (3) months prior to the Termination Date.
Section 6.13.  Field Examination; Examinations.
6.13.1.  Borrower authorizes all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.
6.13.2.  The officers of Bank, or such Persons as any of them may designate, may conduct a Field Examination and visit and inspect any of the properties of Borrower, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with their officers at such times as Bank may reasonably request.  Unless a Default exists, Borrower shall not be obligated to pay for more than one Field Examination in any twelve month period.
6.13.3.  Bank, at Borrower's sole cost and expense, may conduct at any time and from time to time and Borrower will fully cooperate with, Field Examinations of the Accounts Receivable, Inventory and business affairs of Borrower.

Section 6.14.  Default Under Other Indebtedness.  Borrower will not permit any of its Indebtedness to be in default. If any Indebtedness in excess of $25,000 individually or $100,000 in the aggregate of Borrower to any Person other than Bank is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Bank written notice of such declaration, acceleration or right of declaration.
Section 6.15.  Pension Plans.  Borrower shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower's Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Bank immediately upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan, including those administered by an ERISA Affiliate, and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the United States Department of Labor.
Section 6.16.  Bank of Account.  Borrower will maintain its primary deposit relationships with Bank.
Section 6.17.  Change in Control, etc. Borrower will not permit the shareholders or members of Borrower (excluding Parent) to sell, assign, mortgage, pledge, encumber or otherwise transfer any interest in Borrower (excluding Parent).  Borrower shall not make any amendment to its organizational documents without the prior written consent of Bank; provided, however, that Bank shall not unreasonably withhold, its consent to any such amendment.
Section 6.18.  Distributions and Compensation.  Borrower shall not make a Distribution (i) during the existence of a Default or Event of Default or (ii) if such Distribution would result in a Default or Event of Default, including a violation of Section 7.1 hereof.
Section 6.19.  Transactions with Affiliates.  Borrower shall not enter into or conduct any transaction with any Affiliate except (a) on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other or (b) as disclosed to Bank prior thereto and consented to in writing by Bank.  Borrower will not make any loans or extensions of credit to any of its Affiliates (except in the ordinary course of business) or officers.
Section 6.20.  Name or Address Change. Borrower shall not change its name or address except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records.

Section 6.21.  Notices.  Borrower will promptly notify Bank of (a) any action or proceeding brought against Borrower, (b) the occurrence of any Event of Default, (c) the occurrence of a Default, (d) the failure of Borrower to observe any of its undertakings under the Credit Documents, or (e) any change in the assets, business, operations or financial condition of Borrower which is or is likely to cause a Material Adverse Effect.  Any notice given pursuant to this section shall not cure or otherwise affect any Event of Default.
Section 6.22.  Additional Documents and Future Actions.  Borrower will, at its sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its reasonable discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Credit Documents.  If Borrower fails, after notice from Bank, to abide by the terms of the preceding sentence, Borrower hereby authorizes and appoints Bank as its attorney‑in‑fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's behalf and file at Borrower's expense financing statements and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower's behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable.  Borrower irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.
Section 6.23.  Accounts Receivable.
6.23.1.  Borrower will collect their Accounts Receivable only in the ordinary course of business.
6.23.2.  Borrower will, if requested by Bank (a) give Bank assignments, in form acceptable to Bank, of specific accounts or groups of accounts and monies due and to become due under specific contracts and specific General Intangibles; (b) furnish to Bank a copy of the invoice applicable to each account specifically assigned to Bank or arising out of a contract right, bearing a statement that such account has been assigned to Bank and such additional statements as Bank may require; (c) mark its records evidencing its accounts in a manner satisfactory to Bank so as to show which accounts have been assigned to Bank; (d) furnish to Bank satisfactory evidence of the shipment and receipt of any goods specified by Bank and the performance of any services or obligations covered by accounts or contracts in which Bank has a security interest; (e) join with Bank in executing a financing statement, notice, affidavit or similar instrument, in form satisfactory to Bank, and such continuation statements and other instruments as Bank may from time to time request and pay the cost of filing the same in any public office deemed advisable by Bank; (f) give Bank such financial statements, reports, certificates, lists of purchasers (showing names, addresses, and amounts owing) and other data concerning its accounts, contracts, collections, inventory, General Intangibles and other matters as Bank may from time to time specify; (g) segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Bank at such time or times and in such manner and form as the Bank may direct; (h) furnish such employees and principals of Borrower as witnesses as may be necessary to establish legal proof of the Collateral or records relating to the Collateral; and (i) obtain from any owner, encumbrancer or other person having an interest in the property where any Collateral is located, written consent to Bank's removal of the Collateral therefrom, without liability on the part of the Bank to such owner, encumbrancer or other person and upon such other terms as are commercially reasonable, or from any such owner, encumbrancer or other person such waivers of any interest in the Collateral as the Bank may require.

Section 6.24.  Restrictions on Use of Proceeds.  Borrower will not carry or purchase with the proceeds of the RLOC any "margin stock" or "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.
Section 6.25.  Fiscal Year.  Borrower shall not change its fiscal year without the prior written consent of Bank.
Section 6.26.  Subsidiaries, Partnerships and Joint Ventures.  Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any subsidiaries.  Borrower shall not, and shall not permit any of their Subsidiaries to, become or agree to become a joint venturer or hold a joint venture interest in any joint venture.  Borrower shall cause each of its Subsidiaries having assets equal or greater than five percent (5%) of the aggregate assets of Borrower and Guarantor to promptly become a Borrower or Guarantor and to provide such information and execute such documents as are reasonably requested by Bank.
Section 6.27.  Negative Pledges.  Borrower shall not, and shall not permit any of its Subsidiaries to, agree or covenant with or promise any Person that it will pledge its assets or properties or otherwise grant liens, security interests or other encumbrances on any of its property, real or personal, whether now owned or hereafter acquired, except in favor of Bank or as permitted by Section 6.9 hereof.
Section 6.28.  Anti-Terrorism Laws.  Borrower shall not, and shall not permit any of its respective Subsidiaries to, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224 or the USA PATRIOT Act; (iv) hold any of its assets in any Sanctioned Country; (v) do business in or with, or derive any of its operating income from investments in or transactions with, any Sanctioned Country; or (vi) use the proceeds of the Loan to fund any operations in, finance any investments or activities in, or make any payments to any Sanctioned Country.
Section 6.29.  Termination and Repayment of Hedging Contract..  In the event that, and at such time as, the entire principal amount of the Loan is prepaid (or otherwise repaid) in full, the Borrower shall also be required to simultaneously terminate any then-existing Hedging Contract with the Bank (or, in the alternative, cause the Bank's rights and obligations under said Hedging Contract to be assigned to, and assumed by, the new lender whose loan is replacing the Loan) and pay to the Bank any and all amounts due and owing thereunder, including, without limitation, any swap "breakage" or termination costs or fees and the then-applicable "mark-to-market" with respect to such Hedging Contract.

ARTICLE 7
 FINANCIAL COVENANTS
Borrower will comply with the following covenants, which, unless otherwise specified, shall be tested using amounts that have been determined in accordance with GAAP:
Section 7.1.  Tangible Net Worth.  From the Closing Date until the first anniversary of the Closing Date, Borrower shall maintain a Tangible Net Worth equal to at least $9,544,000.  Each year thereafter, the minimum Tangible Net Worth shall increase by an amount equal to twenty five percent (25%) of the net income of Borrower for the preceding fiscal year.  The Borrower's Tangible Net Worth shall be measured by Bank on each fiscal quarter end on a four-quarter rolling basis.
Section 7.2.  Interest Coverage Ratio.  Borrower shall maintain, a minimum Interest Coverage Ratio of 4.5 to 1.0, which shall be measured by Bank on each fiscal quarter end on rolling four-quarter basis.
ARTICLE 8
 ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS
Borrower will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of its dealings, business and affairs of Borrower and will deliver to Bank the following:
Section 8.1.  Annual Financial Statements and Covenant Compliance Certificate. As soon as practicable and in any event within one hundred twenty (120) days after the end of each of Borrower's fiscal year, an audited financial statement reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules and in reasonable detail, prepared in conformity with GAAP, applied on the basis consistent with that of the preceding year. All such statements shall be prepared by an independent certified public accountant acceptable to the Bank. The opinion of such independent certified public accountant shall not be acceptable to the Bank if qualified due to any limitations in scope imposed by the Borrower or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to the Bank's approval. Together with each such annual financial statement, Borrower shall provide to Bank a compliance certificate in the form attached hereto as Schedule 8.1 (the "Compliance Certificate"), including a certification of Borrower's manager or chief financial officer that no Event of Default or Default then exists or if an Event of Default or Default exists, the nature and duration thereof and Borrower's intention with respect thereto.

Section 8.2.  Quarterly Statements and Covenant Compliance Certificate.  As soon as available and in any event within forty-five (45) days after the close of each of Borrower's fiscal quarters, quarterly internally-prepared consolidated and consolidating financial statements of Borrower, which shall be certified by the chief financial officer of Borrower as presenting the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with GAAP.  Together with each such quarterly financial statement, Borrower shall provide to Bank a Compliance Certificate in the form attached hereto as Schedule 8.1, including a certification of Borrower's manager or chief financial officer that no Event of Default or Default then exists or if an Event of Default or Default exists, the nature and duration thereof and Borrower's intention with respect thereto.

Section 8.3.  Quarterly Accounts Receivable Aging.  As soon as possible and in any event within forty-five (45) days after the close of each of Borrower's fiscal quarters, an aging report of Borrower's Accounts Receivables, in form and substance acceptable to the Bank.
Section 8.4.  Borrowing Base Certificate.  Initially, on the Closing Date, and thereafter, within ten (10) days after the last day of each month ending after the Closing Date, a duly completed Borrowing Base Certificate signed by the chief financial officer of Borrower.
Section 8.5.  Requested Information.  With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of Borrower as Bank may reasonably request from time to time.
ARTICLE 9
 DEFAULT
Section 9.1.  Events of Default.  Each of the following events shall be an "Event of Default" hereunder:
9.1.1.  If Borrower shall fail to pay (i) as and when due any amount of principal or interest hereunder or on the Note, or (ii) any fees, costs, expenses or any other sum payable to the Bank hereunder or otherwise, in each case whether due on demand, at the stated maturity or due date thereof, or by reason of any requirement for prepayment thereof, by acceleration or otherwise and such failure continues for more than five (5) days after the date due;
9.1.2.  The failure of Borrower to observe the covenants set forth in Article 7 hereof;
9.1.3.  The failure of Borrower to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Credit Document not otherwise specifically constituting an Event of Default under this Section 9.1 and the continuance of such failure for a period of thirty (30) days after the earlier of notice from Bank to Borrower or Borrower has knowledge of such failure, provided that, in the event such failure is reasonably incapable of remedy or was willfully caused or permitted by Borrower, Borrower shall not be entitled to any notice or grace hereunder;
9.1.4.  The adjudication of Borrower as a "debtor" or insolvent, or the entry of an order for relief against Borrower or the entry of an order appointing a receiver or trustee for Borrower of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

9.1.5.  A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 45 days) against Borrower or Borrower makes an assignment for the benefit of creditors, or Borrower takes any action to authorize any of the foregoing;
9.1.6.  The suspension of the operation of Borrower's present business, or Borrower becoming unable to meet its debts as they mature, or the admission in writing by Borrower to such effect, or Borrower calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;
9.1.7.  All or any part of the Collateral or the assets of Borrower which are material to the operation of Borrower's business are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors, or any other assets of Borrower are attached, seized, subject to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors and any such action is not, within 30 days after such action is instituted, discharged or stayed pending appeal, or shall not have been discharged within twenty (20) days after the expiration of any such stay;
9.1.8.  The entry of final judgment(s) for the payment of money against Borrower which, within twenty (20) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged, insured or bonded within five (5) days after the expiration of any such stay;
9.1.9.  Any representation or warranty of Borrower in any of the Credit Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;
9.1.10.  Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;
9.1.11.  Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower from conducting all or any material part of its business;
9.1.12.  The failure of Parent to deliver to the Bank company certificates and stock certificates evidencing sixty-six and two thirds percent (66 2/3%)  ownership of GSE Systems Ltd., a Scottish limited liability company, and GSE Power Systems AB, a Swedish corporation within thirty (30) days of the Closing Date;
9.1.13.  Any material uninsured damage to, or material uninsured loss, theft or destruction of, any of the Collateral occurs;
9.1.14.  The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower, which loss, suspension, revocation or failure to renew has a Material Adverse Effect;

9.1.15.  Any breach by Borrower or any subordinated creditor of its obligations under any subordination agreement now or hereafter executed in favor of Bank;
9.1.16.  The validity or enforceability of this Agreement or any of the Credit Documents is contested by Borrower;
9.1.17.  Borrower defaults in the payment of any principal of or premium or interest on or any other amount due in respect of any Indebtedness (other than obligations under the Credit Documents), in an amount in excess of $25,000, including without limitation, any direct or contingent reimbursement obligations arising on account of the BB&T Letters of Credit; or
9.1.18.  Any of the events described in this Section occurs or exists with respect to or by the Guarantor.
Section 9.2.  Remedies Generally. Upon the happening of any Event of Default and at any time during the continuance thereof and by notice by Bank to Borrower (except if an Event of Default described in Subsection 9.1.4 or 9.1.5 shall occur in which case acceleration shall occur automatically without notice), the Bank may declare the entire unpaid balance, principal, interest and fees, of all Bank Indebtedness, hereunder or otherwise, to be immediately due and payable.  Upon such declaration, the RLOC shall immediately and automatically terminate and the Bank shall have no further obligation to make any Advances and the immediate right to enforce or realize on any collateral security granted therefor in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise.  In addition, the Bank may increase the interest rate on the RLOC to the applicable Default Rate set forth herein, without notice; and the Bank may enter the premises occupied by Borrower and take possession of the Collateral and any records relating thereto; and/or in addition to any rights granted hereunder or in any documents delivered in connection herewith, the Bank shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

Section 9.3.  Sale or Other Disposition of Collateral.  The sale, lease or other disposition of the Collateral, or any part thereof, by Bank after an Event of Default, and at any time during the continuance thereof, may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set‑off the amount of such purchase price against the Bank Indebtedness then owing.  Any sales of the Collateral may be adjourned from time to time with or without notice to the Borrower.  The Bank may cause the Collateral to remain on Borrower's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrower's expense, pending sale or other disposition of the Collateral.  Borrower at Bank's request shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank.  Bank shall have the right to conduct such sales on Borrower's premises, at Borrower's expense, or elsewhere on such occasion or occasions as Bank may see fit.  Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to the Borrower at the address specified in Section 10.9 below, at least five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to all Borrower of any such action.  The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness.  Bank shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency.  The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interests in the Collateral. Borrower agrees that Bank has no obligation to preserve rights to the Collateral against any other parties.  Bank is hereby granted a license or other right to use, after an Event of Default, without charge, Borrower's labels, General Intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrower's rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Bank's benefit to the extent that the license or other right granted would not cause the applicable Borrower to be in breach of such agreement.  Bank shall be under no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Bank Indebtedness.
Section 9.4.  Actions with Respect to Accounts.  Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's designated officers, employees or agents) as its true and lawful attorney‑in‑fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of Bank, as Bank may determine, without notice to Borrower (except as specified below) and at Borrower's expense:
9.4.1.  verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;
9.4.2.  notify all account debtors that Borrower's Accounts have been assigned to Bank and that Bank has a security interest therein;
9.4.3.  direct all Account debtors to make payment of all Borrower's accounts directly to Bank and forward invoices directly to such account debtors;
9.4.4.  take control in any manner of any cash or non‑cash items of payment or proceeds of any Account;
9.4.5.  take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any Account;
9.4.6.  notify the United States Postal Service to change the address for delivery of mail addressed to Borrower to such address as Bank may designate;
9.4.7.  have access to any lockbox or postal boxes into which Borrower's mail is deposited and receive, open and dispose of all mail addressed to Borrower (any sums received pursuant to the exercise of the rights provided in Subsections 9.4.1. through 9.4.5. above may, at Bank's option, be deposited in the cash collateral account provided for herein); and

9.4.8.  enforce payment of and collect any Account, by legal proceedings or otherwise, and for such purpose Bank may:
(a)  Demand payment of any Account or direct any Account debtor to make payment of an Account directly to Bank;
(b)  Receive and collect all monies due or to become due to Borrower;
(c)  Exercise all of Borrower's rights and remedies with respect to the collection of Account;
(d)  Settle, adjust, compromise, extend, renew, discharge or release the Account;
(e)  Sell or assign the Account on such terms, for such amount and at such times as Bank deems advisable;
(f)  If not done immediately by Borrower following Bank's demand, prepare, file and sign Borrower's name or names on any proof of claim or similar document in any proceeding filed under federal, provincial or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;
(g)  If not done immediately by Borrower following Bank's demand, prepare, file and sign Borrower's name or names on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien or similar document in connection with the Collateral;
(h)  If not done immediately by Borrower following Bank's demand, endorse the name of one or more Borrower upon any Chattel Paper, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;
(i)  If not done immediately by Borrower following Bank's demand, sign the name of Borrower to verifications of Account and notices thereof sent by Account debtors to Borrower; or
(j)  Take all other actions reasonably necessary or desirable to protect Borrower's or Bank's interest in the Account.
Borrower agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except gross negligence or willful misconduct of the Bank.  This power, being coupled with an interest, is irrevocable.  Borrower agrees to assist the Bank in the collection and enforcement of its accounts and not to hinder, delay or impede the Bank in its collection or enforcement of said accounts.

Section 9.5.  Set‑Off.  Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set‑off, a lien against and a security interest in all property of Borrower or its Affiliate now or at any time in Bank's or any Affiliate of Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank or any Affiliate of Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence and during the continuance of a Default or an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower against any or all of the Bank Indebtedness and the Borrower's obligations under the Credit Documents.
ARTICLE 10
 MISCELLANEOUS
Section 10.1.  Indemnification and Release Provisions; Costs and Expenses.  Except to the extent of the gross negligence or willful misconduct on the part of the specific party indemnified hereunder, Borrower hereby indemnifies and agrees to protect, defend and hold harmless Bank and its directors, officers, officials, agents, employees and counsel and their respective heirs, administrators, executors, successors and assigns, from and against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest, judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the RLOC or any other Credit Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such Statute to Borrower's or any Affiliate's properties or assets.  Borrower hereby releases Bank and its respective directors, officers, agents, employees and counsel from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them, except to the extent caused by the gross negligence or willful misconduct of any party to be released hereunder.  All obligations provided for in this Section 10.1 shall survive any termination of this Agreement or the RLOC and the repayment of the RLOC.
Section 10.2.  Certain Fees, Costs, Expenses and Expenditures.  Borrower agrees to pay on demand, all Bank Expenses, including without limitation:
10.2.1.  costs and expenses to third parties in connection with the preparation, review, negotiation, execution and delivery of the Credit Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney's fees and expenses, and the cost of appraisals and following an Event of Default, reappraisals of Collateral), and following an Event of Default, the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

10.2.2.  all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank's rights or remedies under the Credit Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, reasonable attorneys' fees and reasonable expenses of accountants and appraisers); and
10.2.3.  any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Credit Documents, plus any penalty as the result of delay in paying or omission to pay such taxes.
In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or liens (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Credit Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank Indebtedness.
With respect to any amount required to be paid by Borrower under this Section 10.2, in the event Borrower fails to pay such amount within five (5) days of demand, Borrower shall also pay to Bank interest thereon at the Default Rate.  Borrower's obligations under this Section 10.2 shall survive termination of this Agreement.
Section 10.3.  Participations and Assignments.  Borrower hereby acknowledges and agrees that:
10.3.1.  the Bank may at any time grant participations in all or any portion of the RLOC or the Note or of its right, title and interest therein or in or to this Agreement to any other lending office or to any other bank, lending institution or other entity;
10.3.2.  the Bank may at any time assign all or any portion of its rights under the RLOC; provided, however, so long as no Default or Event of Default exists, such assignment shall be subject to the prior written consent of Borrower not to be unreasonably withheld, conditioned or delayed;
10.3.3.  the Bank may at any time pledge or assign its interest in the RLOC, the Note or any participation interest, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law; and
10.3.4.  the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Bank.
Section 10.4.  Binding and Governing Law.  This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed as to their validity, interpretation and effect by the laws of the State of Delaware.

Section 10.5.  Survival.  All agreements, representations, warranties and covenants of Borrower contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the RLOC hereunder and except for Section 10.1, which provides otherwise, will continue in full force and effect as long as any indebtedness or other obligation of Borrower to the Bank remains outstanding.
Section 10.6.  No Waiver; Delay.  If the Bank shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver or the later occurrence or recurrence of any of said events.  No delay by the Bank in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of the Bank's powers, rights or remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 10.7.  Modification; Waiver.  Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of the parties hereto.  Whenever any consent, approval or waiver is requested hereunder, the determination to grant such request shall be in the Bank's sole discretion (unless otherwise indicated).
Section 10.8.  Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.
Section 10.9.  Notices.  Any notice, request, consent or other communication made, given or required hereunder or in connection herewith shall be deemed satisfactorily given if in writing (including facsimile transmissions) and delivered by hand, mail (registered or certified mail) or overnight courier to the parties at their respective addresses or facsimile number set forth below or such other addresses or facsimile numbers as may be given by any party to the others in writing:
To Borrower:
GSE Systems, Inc. GSE Performance Solutions, Inc. 1332 Londontown Boulevard, Suite 200 Sykesville, MD 21784 Contact Person: Emmett Pepe Telephone: 410.970.7870 Email: emmett.pepe@gses.com

With a copies to:
GSE Systems, Inc. 1332 Londontown Boulevard, Suite 200 Sykesville, MD 21784 Contact Person: Dan Pugh, Esquire Telephone: 410.970.7806 Email: dan.pugh@gses.com
Miles & Stockbridge P.C. 1500 K Street, NW, Suite 800 Washington, DC 20005-1209 Contact Person: Abbey Mansfield Ruby, Esquire Telephone: 202.465.8389 E-mail: aruby@milesstockbridge.com
To Bank:

Citizens Bank, National Association
 Commercial Banking
919 N. Market Street, Suite 800
Wilmington, DE  19801
Contact Person:  Edward S. Winslow
Telephone:  302.425.7364
Email:  Edward.S.Winslow@CitizensBank.com

With a copy to:
Pepper Hamilton LLP 1313 Market Street, Suite 5100 Wilmington, DE 19801 Contact Person: Christopher J. Lamb, Esquire Telephone: 302.777.6548 Fax: 302.397.2713 Email: lambc@pepperlaw.com

Section 10.10.  Payment on Non-Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided, however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.
Section 10.11.  Time of Day.  Except as expressly provided otherwise herein, all time of day restrictions imposed herein shall be calculated using the local time in Wilmington, Delaware.
Section 10.12.  Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
Section 10.13.  Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

Section 10.14.  Consent to Jurisdiction and Service of Process.  Borrower hereby consents to the exclusive jurisdiction of any state or federal court located in the State of Delaware, and irrevocably agrees that, subject to the Bank's election, all actions or proceedings relating to the Credit Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court.  Nothing contained in this Section 10.14 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.
Section 10.15.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.
Section 10.16.  ADDITIONAL WAIVERS; LIMITATIONS.
10.16.1.  IN CONNECTION WITH ANY PROCEEDINGS UNDER THE CREDIT DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY BANK IN REPLEVIN, FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION RELATED TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, BORROWER WAIVES:
(a)  ALL PROCEDURAL ERRORS, DEFECTS AND IMPERFECTIONS IN SUCH PROCEEDINGS;
(b)  ALL BENEFITS UNDER ANY PRESENT OR FUTURE LAWS EXEMPTING ANY PROPERTY, REAL OR PERSONAL, OR ANY PART OF ANY PROCEEDS THEREOF FROM ATTACHMENT, LEVY OR SALE UNDER EXECUTION, OR PROVIDING FOR ANY STAY OF EXECUTION TO BE ISSUED ON ANY JUDGMENT RECOVERED UNDER ANY OF THE CREDIT DOCUMENTS OR IN ANY REPLEVIN OR FORECLOSURE PROCEEDING, OR OTHERWISE PROVIDING FOR ANY VALUATION, APPRAISAL OR EXEMPTION;
(c)  ALL RIGHTS TO INQUISITION ON ANY REAL ESTATE, WHICH REAL ESTATE MAY BE LEVIED UPON PURSUANT TO A JUDGMENT OBTAINED UNDER ANY OF THE CREDIT DOCUMENTS AND SOLD UPON ANY WRIT OF EXECUTION ISSUED THEREON IN WHOLE OR IN PART, IN ANY ORDER DESIRED BY BANK;

(d)  PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NON‑PAYMENT, PROTEST AND NOTICE OF PROTEST OF ANY OF THE CREDIT DOCUMENTS, INCLUDING THE NOTE;
(e)  ANY DEMAND FOR POSSESSION OF COLLATERAL PRIOR TO COMMENCEMENT OF ANY SUIT; AND
(f)  ALL RIGHTS TO CLAIM OR RECOVER REASONABLE ATTORNEY'S FEES AND COSTS IN THE EVENT THAT BORROWER IS SUCCESSFUL IN ANY ACTION TO REMOVE OR SUSPEND A JUDGMENT ENTERED BY CONFESSION.
10.16.2.  FORBEARANCE.  BANK MAY RELEASE, COMPROMISE, FORBEAR WITH RESPECT TO, WAIVE, SUSPEND, EXTEND OR RENEW ANY OF THE TERMS OF THE CREDIT DOCUMENTS, WITHOUT NOTICE TO BORROWER.
10.16.3.  LIMITATION ON LIABILITY.  BORROWER SHALL BE RESPONSIBLE FOR AND BANK IS HEREBY RELEASED FROM ANY CLAIM OR LIABILITY IN CONNECTION WITH:
(a)  SAFEKEEPING ANY COLLATERAL (EXCEPT FOR COLLATERAL IN BANK'S POSSESSION);
(b)  ANY LOSS OR DAMAGE TO ANY COLLATERAL (EXCEPT FOR COLLATERAL IN BANK'S POSSESSION);
(c)  ANY DIMINUTION IN VALUE OF THE COLLATERAL; OR
(d)  ANY ACT OR DEFAULT OF ANOTHER PERSON.
BANK SHALL ONLY BE LIABLE FOR ANY ACT OR OMISSION ON ITS PART CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  IN THE EVENT BORROWER BRINGS SUIT AGAINST BANK IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER AND BANK IS FOUND NOT TO BE LIABLE, BORROWER WILL INDEMNIFY AND HOLD BANK HARMLESS FROM ALL COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY FEES AND COSTS, INCURRED BY BANK IN CONNECTION WITH SUCH SUIT. THIS AGREEMENT IS NOT INTENDED TO OBLIGATE BANK TO TAKE ANY ACTION WITH RESPECT TO THE COLLATERAL OR TO INCUR EXPENSES OR PERFORM ANY OBLIGATION OR DUTY OF BORROWER.

Section 10.17.  Credit Support Document.  This Agreement is intended to act (a) as a Credit Support Document (as such term is defined in any Master Agreement entered into by the Borrower in connection with the RLOC), with respect to the Borrower and is hereby made a part of such the "Schedule" (as such term is defined in any Master Agreement entered into by the Borrower in connection the RLOC) of any Master Agreement entered into by the Borrower in connection with the RLOC, which Master Agreement shall include the Schedules thereto and all "Confirmations" (as such term is defined in the Master Agreement) exchanged between the parties confirming transactions thereunder, and (b) as a "transfer" under a swap agreement made by or to a swap participant, in connection with a swap agreement, within the meaning of Section 546(g) of the Federal Bankruptcy Code, as amended and modified from time to time.
Section 10.18.  Keepwell.  Provided that a Borrower continues to be a Qualified ECP Obligor , such Borrower hereby unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations with respect to the Swap Obligations; provided, however, that such Borrower shall only be liable under this Section 10.18  for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.18 or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amounts.  The obligations of such Borrower under this Section 10.18 shall remain in full force and effect until the Obligations and all other amounts payable under this Agreement have been paid in cash and performed in full, and all commitments to extend credit under the Loan Documents shall have terminated.  Such Borrower intends that this Section 10.18 constitute, and this Section 10.18 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each such other Borrower for all purposes of Section la(l8)(A)(v)(II) of the Commodity Exchange Act.
Section 10.19.  ACKNOWLEDGMENTS.  BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTION 10.16 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL AND ADDITIONAL WAIVERS HAVE BEEN FULLY EXPLAINED TO BORROWER BY SUCH COUNSEL.
Section 10.20.  U.S. Patriot Act/OFAC Notice.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who establishes a formal relationship with such institution.  Therefore, when Borrower enters into this business relationship with Bank, Bank will ask Borrower or its officers or owners their name, address, date of birth (for individuals) and other pertinent information that will allow Bank to identify Borrower.  Bank may also ask to see Borrower's organizational documents or other identifying information.
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IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed and delivered this Credit and Security Agreement under seal the day and year first above written.

BORROWER:
WITNESS: /s/ Daniel Pugh	By:	GSE SYSTEMS, INC. /s/ Emmett Pepe	(SEAL)
Emmett Pepe Chief Financial Officer

/s/ Daniel Pugh	By:	GSE PERFORMANCE SOLUTIONS, INC. /s/ Emmett Pepe	(SEAL)
Emmett Pepe Treasurer

BANK:
	By:	CITIZENS BANK, NATIONAL ASSOCIATION /s/ Edward S. Winslow	(SEAL)
/s/ Theodore Prushinski		Edward S. Winslow Senior Vice President
Theodore Prushinski
Senior Vice President

[Signature Page to Credit and Security Agreement]